UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)
June 6, 2025 (June 5, 2025)
Walmart Inc.
(Exact name of registrant as specified in its charter)

DE	001-06991	71-0415188
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 Customer Drive
Bentonville, AR 72716
(Address of Principal Executive Offices) (Zip code)

Registrant's telephone number, including area code: (479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	WMT	New York Stock Exchange
2.550% Notes due 2026	WMT26	New York Stock Exchange
1.050% Notes due 2026	WMT26A	New York Stock Exchange
1.500% Notes due 2028	WMT28C	New York Stock Exchange
4.875% Notes due 2029	WMT29B	New York Stock Exchange
5.750% Notes due 2030	WMT30B	New York Stock Exchange
1.800% Notes due 2031	WMT31A	New York Stock Exchange
5.625% Notes due 2034	WMT34	New York Stock Exchange
5.250% Notes due 2035	WMT35A	New York Stock Exchange
4.875% Notes due 2039	WMT39	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders
On June 5, 2025, Walmart Inc. (the “Company”) held its Annual Shareholders’ Meeting (the “Meeting”). As of the close of business on April 11, 2025, the record date for the Meeting, there were 8,000,886,911 shares of the Company’s common stock outstanding, with each share entitled to one vote. The holders of 7,309,887,889 (91.36%) shares of the Company’s common stock were present in person or represented by proxy during the Meeting. During the Meeting, the Company’s shareholders voted on the matters set forth below.

Election of Directors
The Company’s shareholders elected for one-year terms all twelve persons nominated for election as directors as set forth in the Company’s proxy statement dated April 24, 2025. The following table sets forth the vote of the shareholders at the meeting with respect to the election of directors:

Nominee	For	Against	Abstain	Broker Non-Votes
Cesar Conde	6,616,260,684	47,235,785	4,568,391	641,823,029
Timothy P. Flynn	6,530,652,866	132,852,975	4,559,019	641,823,029
Sarah J. Friar	6,629,720,362	34,151,216	4,193,282	641,823,029
Carla A. Harris	6,458,066,614	205,674,794	4,323,452	641,823,029
Thomas W. Horton	6,525,122,031	138,415,467	4,527,362	641,823,029
Marissa A. Mayer	6,567,268,874	96,574,462	4,221,524	641,823,029
C. Douglas McMillon	6,615,017,923	48,642,977	4,403,960	641,823,029
Robert E. Moritz, Jr.	6,633,444,851	29,659,606	4,960,403	641,823,029
Brian Niccol	6,627,878,208	35,345,441	4,841,211	641,823,029
Gregory B. Penner	6,453,576,366	209,787,660	4,700,834	641,823,029
Randall L. Stephenson	6,374,043,469	289,023,743	4,997,648	641,823,029
Steuart L. Walton	6,614,706,765	49,107,097	4,250,998	641,823,029

Company Proposals
Ratification of Independent Accountants. The Company’s shareholders voted upon and approved the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered accountants for the fiscal year ending January 31, 2026. The votes on this proposal were as follows:

For	Against	Abstain
7,139,775,692	164,333,250	5,778,947
There were no broker non-votes with respect to this proposal.
Advisory Vote to Approve Named Executive Officer Compensation. The Company’s shareholders voted upon and approved, by nonbinding, advisory vote, the compensation of the Company’s named executive officers, as described in the Company’s proxy statement dated April 24, 2025. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
6,338,327,929	319,798,762	9,938,169	641,823,029
Approval of the Walmart Inc. Stock Incentive Plan of 2025. The Company’s shareholders voted upon, adopted, and approved the Walmart Inc. Stock Incentive Plan of 2025. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
6,543,064,125	112,795,593	12,205,142	641,823,029

Shareholder Proposals
The Company’s shareholders voted upon and rejected a shareholder proposal requesting a third-party assessment of company policies regarding law enforcement information requests related to medication use by customers and employees. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
272,112,750	6,359,897,136	36,054,974	641,823,029
Next, the Company’s shareholders voted upon and rejected a shareholder proposal requesting a report on reduction of plastic packaging and recyclability claims. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
388,291,800	6,257,356,783	22,416,277	641,823,029
The Company’s shareholders then voted upon and rejected a shareholder proposal to revisit plastics packaging policies. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
34,759,138	6,610,408,844	22,896,878	641,823,029
Then, the Company’s shareholders voted upon and rejected a shareholder proposal requesting a racial equity audit. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
452,542,890	6,153,109,452	62,412,518	641,823,029
Next, the Company’s shareholders voted upon and rejected a shareholder proposal requesting a report on delays in revising diversity, equity, and inclusion (DEI) Initiatives. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
25,437,064	6,619,160,622	23,467,174	641,823,029
The Company’s shareholders also voted upon and rejected a shareholder proposal requesting a review of health and safety governance. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
463,683,629	6,181,026,584	23,354,647	641,823,029
Finally, the Company’s shareholders then voted upon and rejected a shareholder proposal requesting an evaluation of respect for civil liberties in advertising. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
24,577,134	6,618,721,114	24,766,612	641,823,029

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 6, 2025

WALMART INC.
By:	/s/ Gordon Y. Allison
Name:	Gordon Y. Allison
Title:	Senior Vice President, Office of the Corporate Secretary, and Chief Counsel for Finance and Governance